Exhibit 8.1
[DATE], 2009
China Real Estate Information Corporation
No. 383 Guangyan Road
Shanghai 200072
People’s Republic of China
Re:	American Depositary Shares of China Real Estate Information Corporation (the “Company”)
Ladies and Gentlemen:
                    In connection with the public offering on the date hereof of certain American Depositary Shares (“ADSs”), each of which represents ___ordinary shares, par value $0.0002 per share (the “Ordinary Shares”), of the Company pursuant to the registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Act”), originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on ___, 2009 (the “Registration Statement”), you have requested our opinion concerning the statements in the Registration Statement under the caption “Taxation— Material United States Federal Income Tax Considerations.”
                    In connection with rendering the opinion set forth herein, we have examined and relied on originals or copies of the following:
          (a)     the Registration Statement; and
          (b)     such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.
                    Our opinion is conditioned on the initial and continuing accuracy of the facts, information and analyses set forth in such documents, certificates,

China Real Estate Information Corporation
[DATE], 2009

and records. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.
                    For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, electronic, or photostatic copies, and the authenticity of the originals of such latter documents. We have relied on a representation of the Company that such documents, certificates, and records are duly authorized, valid and enforceable, and we have assumed that such representation is and will continue to be correct without regard to any qualification as to knowledge or belief.
                    In addition, we have relied on factual statements and representations of the officers and other representatives of the Company and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.
                    Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.
                    Based on and subject to the foregoing, we are of the opinion that, under current United States federal income tax law, although the discussion set forth in the Registration Statement under the caption “Certain U.S. Federal Income Tax Considerations” does not purport to summarize all possible United States federal income tax considerations of the acquisition, ownership, and disposition of the ADSs, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the acquisition, ownership, and disposition of the ADSs that are anticipated to be material to U.S. Holders who purchase the ADSs pursuant to the Registration Statement, subject to the qualifications set forth therein.
                    Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof.

China Real Estate Information Corporation
[DATE], 2009

                    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.
Very truly yours,